UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - May 24, 2013
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant's telephone number, including area code 303-672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on May 24, 2013. At the meeting, shareholders voted on the election of three directors to serve three-year terms and one director to serve a one-year term, and on several proposals. In order to pass, each proposal required the approval of a majority of the votes cast, except proposal 4, which, in accordance with the Company's Certificate of Incorporation, required the approval of 80% of the outstanding shares of common stock (the Company had 179,270,159 shares of common stock outstanding on the record date). The voting results are as follows:

1. Director Elections: Voting results on the election of three directors to hold office until the annual meeting in 2016, and one director to hold office until the annual meeting in 2014 were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Julie A. Dill (3-year term)	135,968,017	5,194,400	16,354,421
L. Richard Flury (3-year term)	133,078,182	8,084,235	16,354,421
M.W. Scoggins (3-year term)	122,022,209	19,140,208	16,354,421
Robert E. McKee III (1-year term)	134,012,187	7,150,230	16,354,421

2. Executive Compensation: Voting results of an advisory vote to ratify the Company's executive compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,021,417	6,999,717	3,141,283	16,354,421

3. Auditor: Voting results on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor were as follows:

Votes For	Votes Against	Abstentions
154,335,747	953,257	2,227,834

4. Company Declassification Proposal: Voting results on a Company proposal to declassify the Board of Directors were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
138,998,176	1,195,147	969,094	16,354,421

5. Shareholder Proposal: Voting results on the advisory shareholder proposal to separate the roles of the chair and CEO were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,971,607	111,206,490	984,320	16,354,421

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
   (Registrant)

May 30, 2013

/s/ C.B. Stanley
C.B. Stanley,
Chairman, President and Chief Executive Officer